SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

APPLIED GENETIC TECHNOLOGIES

CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11801 Research Drive

Suite D

Alachua, Florida 32615

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2015, Daniel L. Menichella, our Vice President and Chief Business Officer, resigned to pursue another opportunity.

Our Board of Directors has appointed Stephen W. Potter to succeed Mr. Menichella as our Vice President and Chief Business Officer.

Mr. Potter has more than 15 years of experience as a senior executive in the biotechnology industry. He was employed most recently by NeoStem, Inc., a developer of cell-based therapeutics, where he served as Executive Vice President from July 2013 to the present, and was a member of the Board of Directors from February 2011 to July 2013. Previously, Mr. Potter was Senior Vice President of Operations and Corporate Development for Osiris Therapeutics, Inc., where he was part of the senior leadership team that achieved approval of the first-ever stem cell drug therapy, Prochymal®. He was also responsible for the launch and overall management of the Bio-Surgery business unit as well as operational oversight for multiple functional areas including manufacturing, human resources, IT, legal, and business development. From 2006 through 2010, Mr. Potter served as Senior Vice President of Corporate and Business Development at Genzyme Corporation and as Vice President of Corporate and Business Development from 2000 through 2006. Over his ten years at Genzyme, he was the senior leader for its global corporate and business development team that provided strategic and transaction support, including support for most of Genyzme’s gene and cell therapy opportunities. Mr. Potter has also held positions at DuPont Pharmaceuticals, E.I. Dupont de Nemours and Company, Inc., and Booz Allen & Hamilton. Mr. Potter earned a B.S. from University of Massachusetts and an MBA from Harvard Business School.

A copy of our press release dated January 29, 2015 announcing the appointment of Mr. Potter and Mr. Menichella’s resignation is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 29, 2015, entitled “AGTC Appoints Stephen W. Potter Chief Business Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

Date: January 29, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 29, 2015, entitled “AGTC Appoints Stephen W. Potter Chief Business Officer.”

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